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                                                                    EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of the WESCO Distribution, Inc. Retirement Savings Plan (the "Plan") on Form 11-K for the year ended December 29, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Chairman of the Administrative Committee of the Plan and functioning as the "chief executive officer" and "chief financial officer" of the Plan, hereby certifies in such capacity pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fully presents, in all material respects, the net assets available and changes in net assets available, for benefits of the Plan.




      Date:  June 25, 2003        By:     /s/ Stephen A. Van Oss
                                          -------------------------------------
                                          Stephen A. Van Oss
                                          Chairman, Administrative Committee


A signed original of this written statement required by Section 906, or other document authentication, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.




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